UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 6, 2015 (October 5, 2015)

COMPASS DIVERSIFIED HOLDINGS
(Exact name of registrant as specified in its charter)

Delaware	001-34927	57-6218917
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

COMPASS GROUP DIVERSIFIED
HOLDINGS LLC
(Exact name of registrant as specified in its charter)

Delaware	001-34926	20-3812051
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Sixty One Wilton Road
Second Floor
Westport, CT 06880
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (203) 221-1703

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8    Other Events
Item 8.01    Other Events

Compass Group Diversified Holdings LLC (the “Company”) and Compass Diversified Holdings (“Holdings” and, together with the Company, collectively “CODI,” “us” or “we”) acquires and manages small to middle market businesses in the ordinary course of its business. The following description relates to the recent divestiture of one such business.

American Furniture Manufacturing, Inc.

On October 5, 2015, Spring Creek Furniture Holdings, LLC, a Mississippi limited liability company (“Buyer”), entered into a stock purchase agreement (the “AFM Purchase Agreement”) with the Company, as owner of substantially all of the issued and outstanding shares of capital stock of AFM Holding Corporation, a Delaware Corporation (“AFM”). In accordance with the AFM Purchase Agreement, on October 5, 2015, Buyer acquired all of the issued and outstanding capital stock of AFM (the “Transaction”). The Company received $23.5 million as consideration for shares it sold as part of the Transaction.

On October 6, 2015, CODI issued a Press Release announcing the sale of AFM. The foregoing description of the Press Release is qualified in its entirety by reference to the complete text of the Press Release furnished as Exhibit 99.1 hereto, which is hereby incorporated by reference herein.

Section 9    Financial Statements and Exhibits
Item 9.01    Financial Statements and Exhibits

d)    Exhibits

The following exhibits are furnished herewith:

Exhibit	Description
99.1	Press Release of the Company dated October 6, 2015 announcing the sale of AFM Holding Corporation

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 6, 2015	COMPASS DIVERSIFIED HOLDINGS

	By:	/s/ Ryan J. Faulkingham

Ryan J. Faulkingham
Regular Trustee

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 6, 2015	COMPASS GROUP DIVERSIFIED HOLDINGS LLC

	By:	/s/ Ryan J. Faulkingham

Ryan J. Faulkingham
Chief Financial Officer